Exhibit (a)(1)(iv)


                             ALLEGHENY ENERGY, INC.
                           ALLEGHENY CAPITAL TRUST I

                                     NOTICE

                 Offer of Premium for Conversion of Outstanding
            11 7/8% Mandatorily Convertible Trust Preferred Securities
                                       of
                           Allegheny Capital Trust I
                             (CUSIP No. 017271AA5)
                                      into
                 Shares of Authorized but Unissued Common Stock
                                       of
                             Allegheny Energy, Inc.
                                      and
            Solicitation of Consents for Proposed Amendments to the
        Indenture Governing Allegheny Energy, Inc.'s 11 7/8% Notes due 2008

THE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON APRIL 20, 2005, OR AT SUCH OTHER TIME IF THIS DATE IS EXTENDED OR TERMINATED BY ALLEGHENY ENERGY, INC. AND ALLEGHENY CAPITAL TRUST I (THE "EXPIRATION DATE").

                                                                  April 6, 2005



To: Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

         This notice, the offering circular dated March 23, 2005, as amended on April 6, 2005 (the "Offering Circular") of Allegheny Energy, Inc., a Maryland corporation ("Allegheny") and Allegheny Capital Trust I, a statutory business trust formed under the laws of the state of Delaware and a wholly-owned subsidiary of Allegheny (the "Trust") and the consent and letter of transmittal (the "Consent and Letter of Transmittal") have been delivered to you in connection with Allegheny's offer to holders of the Trust's Preferred
Securities of the right to receive for each $1,000 in Liquidation Amount of Preferred Securities tendered, $160.00 in cash, which represents (i) $148.44, the nominal amount of the remaining regularly scheduled distributions from March 15, 2005 through June 15, 2006 (the first date on which Allegheny may redeem any or all of the 11 7/8% Notes, irrespective of the aggregate principal amount of 11 7/8% Notes outstanding, and the date that the Preferred Securities become subject to the mandatory conversion provisions of the Declaration of Trust), and (ii) $11.56, an incentive payment to encourage holders to tender and consent, if such holders agree to convert their Preferred Securities into shares of Allegheny's common stock, par value $1.25 per share, during the period commencing on the date of the Offering Circular through the Expiration Date.

Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Offering Circular.

         We are requesting that you contact your clients for whom you hold Preferred Securities regarding the offer and consent solicitation. For your information and for forwarding to your clients for whom you hold Preferred Securities registered in your name or in the name of your nominee, or who hold Preferred Securities in their own names, we are enclosing the following documents:

         1.      The Offering Circular;

         2. A Consent and Letter of Transmittal for your use and for the information of your clients in accepting the offer and consent solicitation. The Consent and Letter of Transmittal will enable your clients to tender all Preferred Securities that they own and thereby automatically deliver the related consents;

         3. A form of letter which may be sent to your clients for whose accounts you hold Preferred Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the offer and consent solicitation;

         4. A Notice of Guaranteed Delivery for the Preferred Securities to be used to accept the offer and consent solicitation if the Preferred Securities and all other required documents cannot be delivered to Conversion Agent by the Expiration Date; and

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         In addition, you should inform your clients that if they wish to tender their Preferred Securities then they are required to properly complete and submit the Notice of Conversion no later than 12:00 midnight on the Expiration Date.

         YOUR PROMPT ACTION IS REQUESTED. THE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT ON THE EXPIRATION DATE. PREFERRED SECURITIES TENDERED MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         By tendering Preferred Securities, your clients will automatically be consenting to the Proposed Amendments to the Indenture. A holder may not consent to the Proposed Amendments without tendering the Preferred Securities related thereto.

         To participate in the offer and consent solicitation, a duly executed and properly completed Consent and Letter of Transmittal (or facsimile thereof or agent's message in lieu thereof), with any required signature guarantees, the Notice of Conversion and any other required documents, should be sent to the Conversion Agent and certificates representing the Preferred Securities, or a timely book-entry confirmation of such Preferred Securities into the Conversion Agent's account at The Depository Trust

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

Company, should be delivered to the Conversion Agent, all in accordance with the instructions set forth in the Consent and Letter of Transmittal and the Offering Circular. In addition, holders wishing to tender their Preferred Securities are required to properly complete and submit the Notice of Conversion no later than 12:00 midnight on the Expiration Date.

         If a registered holder of Preferred Securities desires to tender, but such Preferred Securities are not immediately available, or time will not permit such holder's Preferred Securities or other required documents to reach the Conversion Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Offering Circular under "The Offer and Consent Solicitation--Guaranteed Delivery."

         Allegheny will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominees (other than the Conversion Agent and the Information Agent, as described in the Offering Circular) in connection with the tender of Preferred Securities and delivery of consents pursuant to the offer and consent solicitation. However, Allegheny will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Preferred Securities held by them as nominee or in a fiduciary capacity. Allegheny will pay or cause to be paid all stock transfer taxes applicable to the conversion of Preferred Securities pursuant to the offer and consent solicitation, except as set forth in the Instructions in the Consent and Letter of Transmittal.

         Any inquiries you may have with respect to the offer and consent solicitation should be addressed to Global Bondholder Services Corporation, the Information Agent, or to Wilmington Trust Company, the Conversion Agent, at their respective telephone numbers and addresses set forth on the back cover page of the Consent and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Information Agent.

                                            Very truly yours,

                                            ALLEGHENY ENERGY, INC.
                                            ALLEGHENY CAPITAL TRUST I

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF ALLEGHENY, THE TRUST, THE INFORMATION AGENT OR THE CONVERSION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN AND THEREIN.


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